EXHIBIT 4.2

                    VOID AFTER 5:00 P.M. ON FEBRUARY 10, 2006

                                 CREST VIEW INC.
                               WARRANT CERTIFICATE             CUSIP 226089 11 8

No. CVWA-___                                                             _______
                                                       Class A Redeemable Common
                                                         Stock Purchase Warrants

THIS CERTIFIES THAT, FOR VALUE RECEIVED,

or registered assigns (the "Registered Holder") is the owner of the number of Class A Redeemable Common Stock Purchase Warrants (each, a "Warrant") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), (a) one duly authorized, validly issued, fully paid and non-assessable share of the common stock, par value $.001 per share ("Common Stock"), of the Crest View Inc., a Nevada corporation (the "Company"), and (b) one Class B redeemable common stock purchase warrant (each, a "Class B Warrant") of the Company, at any time from February 11, 2002 (the "Initial Warrant Exercise Date") and prior to the Expiration Time (as hereinafter defined) upon the presentation and surrender of this Warrant Certificate, with the Exercise Form on the reverse hereof duly completed, dated and executed, at the corporate office of Pacific Stock Transfer Company, as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $6.00 per Warrant (subject to adjustment) (the "Exercise Price") in lawful money of the United States of America in cash or by certified or bank check made payable to the Company.

            This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agent Agreement, dated as of February 11, 2002 (the "Warrant Agreement"), among the Company and the Warrant Agent.

            In the event of certain contingencies provided for in the Warrant Agreement, the Exercise Price and the number of shares of Common Stock, but not the number of Class B Warrants, subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

            Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares or Class B Warrants will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon due surrender and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

            The term "Expiration Time" shall mean 5:00 p.m., Henderson, Nevada time, on February 10, 2006; provided, that if such date is not a business day, it shall mean 5:00 p.m., Henderson, Nevada time, on the next following business day. For purposes hereof, the term "business day" shall mean any day other than a Saturday, Sunday or a day on which the New York Stock Exchange is closed.

            The Company shall not be obligated to deliver any securities pursuant to the exercise of the Warrants represented hereby unless at the time of exercise there has been filed with the United States Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended (the "Act"), covering the securities issuable upon exercise of the Warrants represented hereby and such registration statement has been declared and is then effective and current, and such securities have been registered or qualified or be exempt under the securities laws of the state or other jurisdiction of residence of the Registered Holder and the exercise of the Warrants represented hereby in any such state or other jurisdiction shall not otherwise be unlawful.

            This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificate(s) to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon the presentment and payment of any tax or other charge imposed in connection therewith or incident thereto for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

            Prior to the exercise of any Warrant represented hereby, the Registered Holder, as such, shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

            Subject to the provisions of the Warrant Agreement, the Warrants may be redeemed at the option of the Company, at a redemption price of $.001 per Warrant, at any time commencing on the Initial Warrant Exercise Date and terminating at the Expiration Time. Notice of redemption (the "Notice of Redemption") shall be given by the Company no less than 30 days before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no right with respect to this Warrant except to receive the $.001 per Warrant upon surrender of this Certificate.

            Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Warrant Agreement.

            This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Nevada without regard to the conflicts of law principles thereof.

            This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

            IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated:  _________ ___, _______

                                  [SEAL]
----------------------------                     -------------------------------
         President                                          Secretary

COUNTERSIGNED AND REGISTERED:

   Pacific Stock Transfer Company
     Warrant Agent and Registrar


-------------------------------------
         Authorized Officer

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM    - as tenants in common            UNIF GIFT MIN ACT - _____________ Custodian ___________
TEN ENT    - as tenants by the entireties                            (Cust)                 (Minor)
JT TEN     - as joint tenants with right                         under Unform Gifts to Minors Act
             of survivorship and not as                          Act ______________________________
             tenants in common                                                (State)

              Additional abbreviations may also be used though not
                               in the above list.

                                  EXERCISE FORM

            The undersigned Registered Holder hereby irrevocably elects to exercise _________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued as follows:

                     (Please type or print in block letters)

                   Name:
                        --------------------------------------------------------
Taxpayer Identification
                 Number:
                        --------------------------------------------------------

                Address:
                        --------------------------------------------------------

                        --------------------------------------------------------

                        --------------------------------------------------------

              Signature:
                        --------------------------------------------------------

                  Dated:
                        --------------------------------------------------------
              Signature
             Guaranteed:
                        --------------------------------------------------------

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned Registered Owner hereby sells, assigns and transfers unto:

                            (Please type or print in block letters)

                   Name:
                        --------------------------------------------------------
               Taxpayer
         Identification
                 Number:
                        --------------------------------------------------------

                Address:
                        --------------------------------------------------------

                        --------------------------------------------------------

                        --------------------------------------------------------
the Warrants represented by this Warrant Certificate to the extent of ________________ Warrants and does hereby irrevocably constitute and appoint
___________________________ Attorney-in-Fact, to transfer the same on the books of the Company with full power of substitution in the premises.

       Signature:
                      ----------------------------------------------------------

           Dated:
                      ----------------------------------------------------------
       Signature
       Guarantee:
                      ----------------------------------------------------------

THE SIGNATURE TO THE EXERCISE FORM AND/OR ASSIGNMENT MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULARITY, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE GUARANTEED BY A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH MEETS THE DEFINITION OF AN "ELIGIBLE GUARANTEE INSTITUTION" CONTAINED IN RULE 17Ad-15(a)(2) PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.